EXHIBIT 10.1

AMENDMENT NO. 3

This AMENDMENT NO. 3, dated as of May 8, 2020 (this “Agreement”), by and among Boyd Gaming Corporation, a Nevada corporation (“Borrower”), the Guarantors, each Lender party hereto and Bank of America, N.A., as administrative agent (in such capacity, “Administrative Agent”) under the Credit Agreement (as defined below), and effective as of the Agreement Effective Date (as defined below), with effect from and after the Effective Date. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

RECITALS:

WHEREAS, reference is hereby made to that certain Third Amended and Restated Credit Agreement, dated as of August 14, 2013 (as amended or modified by that certain Amendment No. 1 and Joinder Agreement, dated as of September 15, 2016, that certain Amendment No. 2 and Refinancing Amendment, dated as of March 29, 2017 and that certain Joinder Agreement, dated as of August 2, 2018, and as it may be amended, restated, replaced, supplemented or otherwise modified and in effect immediately prior to giving effect to the amendments contemplated by this Agreement, the “Existing Credit Agreement” and, after giving effect to the amendments contemplated by this Amendment, the “Credit Agreement”), among Borrower, the Lenders party thereto from time to time, Administrative Agent and the other parties thereto;

WHEREAS, Borrower desires to make certain amendments to the Existing Credit Agreement; and

WHEREAS, the Lenders party hereto (constituting the Required Covenant Lenders and Required Revolving Lenders under the Credit Agreement) and Administrative Agent agree to make such amendments to the Existing Credit Agreement, in each case, subject to the conditions and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 1.     Consent of Lenders.

(a)     Each Lender under the Existing Credit Agreement that executes and delivers a lender agreement in substantially the form attached hereto as Annex I (a “Consenting Lender Agreement” and, each such Lender, a “Consenting Lender”) hereby irrevocably agrees to the amendments to the Existing Credit Agreement provided for herein, with respect to all of such Consenting Lender’s Loans and Commitments.

(b)     Each Consenting Lender Agreement shall be subject to the terms and conditions of this Agreement and shall be binding upon the Lender party thereto and any successor, participant or assignee of such Lender and may not be revoked or terminated by the Lender party thereto or any such successor, participant or assignee. Each Person that executes and delivers a Consenting Lender Agreement and any permitted successor, participant or assignee of such Lender shall be a party to this Agreement as if such Person executed and delivered a counterpart hereof. Each Consenting Lender Agreement shall constitute a part of this Agreement and each signature page thereto shall constitute a signature page hereto.

SECTION 2.     Agreement Effective Date Amendments. Effective upon the occurrence of the Agreement Effective Date (as defined below), with effect from and after March 30, 2020 (the “Effective Date”) the Existing Credit Agreement is hereby amended as follows:

(a)     The proviso in the last sentence of the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by (i) replacing “ and ” immediately before clause (ii) thereof with “, ” and (ii) inserting “ and (iii) during the period from May 8, 2020 until the end of the Initial Covenant Relief Period (as defined in Section 7.10(d)), Pricing Level 5 shall apply” immediately before the period at the end thereof.

(b)     The first sentence in the definition of “Base Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following proviso: “provided that, during the period from May 8, 2020 until the end of the Initial Covenant Relief Period, in no event shall the Base Rate with respect to the Initial Revolving Credit Facility and the Term A Facility be less than 1.50% per annum”.

(c)     The last proviso in the definition of “Eurodollar Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated as follows: “provided, further, that in no event shall the Eurodollar Rate be less than (i) with respect to the Initial Revolving Credit Facility and the Term A Facility, (A) during the period from May 8, 2020 until the end of the Initial Covenant Relief Period, 0.50% per annum and (B) at any other time, 0.0% per annum and (ii) with respect to any other Facility, 0.00% per annum”.

(d)     Section 7.10 of the Existing Credit Agreement is hereby amended and restated as follows:

7.10     Financial Covenants. Solely for the benefit of the Covenant Lenders, so long as any Lender shall have any Commitment, any Loan or other Obligation under any Covenant Facility shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, subject to Section 1.08:

(a)     Interest Coverage Ratio.

(i)     Subject to Section 7.10(a)(ii), Borrower shall not permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.75 to 1.00.

(ii)     Notwithstanding Section 7.10(a)(i) above, during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(a)(i); provided that (1) for the avoidance of doubt, (I) if at any time during the Initial Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(a)(ii) shall be null and void and shall be deemed to not have applied in respect of any fiscal quarter ending during the Initial Covenant Relief Period and (2) if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, then the minimum Interest Coverage Ratio levels for each fiscal quarter after the Qualifying Quarter shall be those as in effect and set forth in Section 7.10(a)(i).

(b)     Total Leverage Ratio.

(i)     Subject to Section 7.10(b)(ii), Borrower shall not permit the Total Leverage Ratio on the last day of any period of four fiscal quarters of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Total Leverage Ratio
September 30, 2016 through December 31, 2016	7.75 to 1.00
March 31, 2017 through December 31, 2017	7.00 to 1.00
March 31, 2018 through December 31, 2018	6.25 to 1.00
March 31, 2019 through December 31, 2019	6.00 to 1.00
March 31, 2020 through December 31, 2020	5.75 to 1.00
March 31, 2021 and thereafter	5.50 to 1.00

(ii)     Notwithstanding Section 7.10(b)(i) above, (A) during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(b)(i) and (B) commencing with the fiscal quarter ending June 30, 2021, Borrower shall not permit the Total Leverage Ratio as of the last day of any fiscal quarter of Borrower to exceed 7.75:1.00; provided that, in the case of each of (A) and (B), (1) for the avoidance of doubt, (I) if at any time during the Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(b)(ii) shall be null and void and shall be deemed to not have applied in respect of any fiscal quarter ending during the Covenant Relief Period and (2) if the Covenant Relief Period is terminated due to a termination of the Initial Covenant Relief Period in accordance with clauses (ii) or (iii) of the definition thereof or due to a termination of the Extended Covenant Relief Period in accordance with clauses (ii) or (iii) of the definition thereof, then the maximum Total Leverage Ratio levels for each fiscal quarter after the last fiscal quarter of the most recent Test Period ended prior to such termination shall be those as in effect and set forth in Section 7.10(b)(i).

(c)     Secured Leverage Ratio.

(i)     Subject to Section 7.10(c)(ii), Borrower shall not permit the Secured Leverage Ratio on the last day of any period of four fiscal quarters of the Borrower set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending	Maximum Secured Leverage Ratio
September 30, 2016 through December 31, 2017	4.50 to 1.00
March 31, 2018 through December 31, 2018	4.00 to 1.00
March 31, 2019 through December 31, 2019	3.75 to 1.00
March 31, 2020 and thereafter	3.50 to 1.00

(ii)     Notwithstanding Section 7.10(c)(i) above, during the Initial Covenant Relief Period, Borrower shall not be required to comply with Section 7.10(c)(i); provided that (1) for the avoidance of doubt, (I) if at any time during the Initial Covenant Relief Period, a default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any Covenant Relief Period Condition or (II) if Borrower shall fail to deliver the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 on or prior to the dates required by this Agreement, then this Section 7.10(c)(ii) shall be null and void and shall be deemed to not have applied in respect of any fiscal quarter ending during the Initial Covenant Relief Period and (2) if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, then the maximum Secured Leverage Ratio levels for each fiscal quarter after the Qualifying Quarter shall be those as in effect and set forth in Section 7.10(c)(i).

(d)     Section 7.10 Defined Terms. As used in this Section 7.10, the following terms shall have the following meanings:

(i)     “Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the later of (i) the Initial Covenant Relief Period Termination Date and (ii) the Extended Covenant Relief Period Termination Date.

(ii)     “Covenant Relief Period Commencement Date” means March 30, 2020.

(iii)     “Covenant Relief Period Conditions” means the Borrower complies with each of the requirements listed on Schedule I to that certain Amendment No. 3 to this Agreement, dated as of May 8, 2020, among the Borrower, the Guarantors, the Lenders party thereto and the Administrative Agent.

(iv)     “Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent (x) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and that commencing with the first fiscal quarter ending after the Qualifying Quarter, the financial covenants in Section 7.10 shall be governed by clauses (a)(i), (b)(i) and (c)(i) thereof (instead of clauses (a)(ii), (b)(ii) and (c)(ii) thereof) and (y) certifying that the Borrower would have been in compliance with the financial covenants in Section 7.10(a)(i), (b)(i) and (c)(i) as of the most recent Test Period if such financial covenants had been applicable, and setting forth in reasonable detail the computations necessary to determine such compliance.

(v)     “Extended Covenant Relief Period” means the period commencing on the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021 and ending on the earliest of (i) the first date on which the Total Leverage Ratio is equal to or less than 6.00 to 1.00 (the “Extended Relief Period Threshold”), (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Extended Covenant Relief Period ends is referred to as the “Extended Covenant Relief Period Termination Date”.

(vi)     “Initial Covenant Relief Period” means the period commencing on the Covenant Relief Period Commencement Date and ending on the earliest of (i) the date on which the Administrative Agent receives from the Borrower the Compliance Certificate in respect of the fiscal quarter ending June 30, 2021, (ii) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from Borrower and (iii) the date upon which the Borrower fails to satisfy the Covenant Relief Period Conditions. The date on which the Initial Covenant Relief Period ends is referred to as the “Initial Covenant Relief Period Termination Date”.

(vii)     “Qualifying Quarter” means the last fiscal quarter of the most recent Test Period ended prior to the termination of the Initial Covenant Relief Period.

(e)     Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of Section 7.10(a)(ii), 7.10(b)(ii) and 7.10(c)(ii) and calculating the Extended Relief Period Threshold and the Incremental Threshold if the Initial Covenant Relief Period is terminated in accordance with clause (i) of the definition thereof, Consolidated EBITDA for the Test Period ending June 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021 and June 30, 2021 multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending September 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 multiplied by 4/3.

(f)     Notwithstanding anything to the contrary in the definition of “Consolidated EBITDA”, solely for purposes of (A) any Covenant Relief Period Termination Notice and (B) Section 7.10(a)(i), 7.10(b)(i) and 7.10(c)(i) and calculating the Extended Relief Period Threshold and the Incremental Threshold if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be Consolidated EBITDA for the Qualifying Quarter multiplied by 4, (ii) Consolidated EBITDA for the Test Period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the immediately following fiscal quarter multiplied by 2 and (iii) Consolidated EBITDA for the Test Period ending on the last day of the second fiscal quarter following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the two fiscal quarters following the Qualifying Quarter multiplied by 4/3.

(e)     A new Section 10.28 is hereby added to the Existing Credit Agreement as follows:

Section 10.28. Statement to Creditors and Investors by Boyd Gaming Regarding the Pledging of Kansas Star Casino Assets. Notwithstanding any promise, covenant, or pledge made by, any condition agreed to, or any guaranty, indenture, agreement, contract or other document executed by Boyd Gaming Corporation for the benefit of any creditor or investor to pledge Kansas Star Casino, its assets, or any assets purchased or leased by Boyd Gaming Corporation (or any predecessor entity) for Kansas Star Casino on behalf of the State of Kansas, Boyd Gaming hereby gives notice to all creditors and investors that, in the event of bankruptcy or default on any loan or other debt secured in whole or in part by Kansas Star Casino or Kansas Star Casino assets, KRGC does not waive, nor has it waived, any of the State of Kansas’ rights under law or under the lottery gaming facility management contract to secure the games and select a new casino manager.

SECTION 3.     Amendments to Loan Documents. Each Consenting Lender, by executing a Consenting Lender Agreement, consents to, and authorizes Borrower, each Guarantor and Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the exhibits and schedules to the Credit Agreement as Administrative Agent deems reasonably necessary or desirable in connection with this Agreement and the transactions contemplated hereby.

SECTION 4.     Additional Amendments. In addition to Sections 2 and 3 of this Article I, if the Required Lenders consent to this Agreement, then effective upon the occurrence of the Agreement Effective Date (as defined below), with effect from and after the Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a)     Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)     The definition of “Bail-In Action” is hereby amended by replacing “EEA Resolution Authority” with “Resolution Authority” and replacing “EEA Financial Institution” with “Affected Financial Institution”.

(c)     The definition of “Bail-In Legislation” is hereby amended and restated in its entirety as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(d)     The definition of “Consolidated EBITDA” is hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary in this definition of “Consolidated EBITDA”, if the Initial Covenant Relief Period is terminated in accordance with clause (i) of the definition thereof, Consolidated EBITDA for the Test Period ending June 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021 and June 30, 2021 multiplied by 2, and (ii) Consolidated EBITDA for the Test Period ending September 30, 2021 shall be deemed to be Consolidated EBITDA for the fiscal quarters ending March 31, 2021, June 30, 2021 and September 30, 2021 multiplied by 4/3.

Notwithstanding anything to the contrary in this definition of “Consolidated EBITDA”, if the Initial Covenant Relief Period is terminated in accordance with clauses (ii) or (iii) of the definition thereof, (i) Consolidated EBITDA for the Test Period ending on the last day of the Qualifying Quarter, shall be deemed to be, at the Borrower’s election, (1) Consolidated EBITDA for the Qualifying Quarter multiplied by 4, (ii) Consolidated EBITDA for the Test Period ending on the last day of the fiscal quarter immediately following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the immediately following fiscal quarter multiplied by 2 and (iii) Consolidated EBITDA for the Test Period ending on the last day of the second fiscal quarter following the Qualifying Quarter shall be deemed to be Consolidated EBITDA for the Qualifying Quarter and the two fiscal quarters following the Qualifying Quarter multiplied by 4/3.

(e)     The definition of “Write-Down and Conversion Powers” is hereby amended and restated in its entirety as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f)     Section 7.03 of the Existing Credit Agreement is hereby amended by adding a new clause (m) thereto as follows and replacing the reference to “(l)” in the last sentence thereof with “(m)”:

(m)     (i) unsecured Indebtedness or Indebtedness that is secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations, of Borrower and its Restricted Subsidiaries incurred during the Covenant Relief Period pursuant to any bail-out, support or relief plan offered by any Governmental Authority in connection with the COVID-19 pandemic so long as at the time of incurrence thereof, no Event of Default shall have occurred and be continuing after giving effect thereto and (ii) Permitted Refinancings thereof.

(g)     Section 7.01 of the Existing Credit Agreement is hereby amended by adding a new clause (x) at the end thereof as follows:

(x)     Liens securing Indebtedness incurred pursuant to Section 7.03(m) and subject to a Customary Intercreditor Agreement.

(h)     Section 10.26 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 10.26. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)     the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)     the effects of any Bail-In Action on any such liability, including, if applicable;

(i)      a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(i)     A new Section 10.29 is hereby added to the Existing Credit Agreement as follows:

Section 10.29. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)     In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)     As used in this Section 10.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 5.     Agreement of Required Revolving Lenders. Pursuant to Section 10.01(j) of the Existing Credit Agreement, the Required Revolving Lenders hereby agree that for purposes of determining compliance with Section 4.02 of the Credit Agreement in connection with any Credit Extension to be made under the Revolving Facility during the Initial Covenant Relief Period, clause (a) of the definition of “Material Adverse Effect” shall not include effects, events, occurrences, facts, conditions or changes arising out of or resulting from or in connection with the COVID-19 pandemic.

ARTICLE II

REPRESENTATION AND WARRANTIES

To induce the Lenders party hereto to agree to this Agreement, each of Borrower and the Guarantors represents to Administrative Agent and the Lenders that, as of the Agreement Effective Date:

SECTION 1.     Corporate Existence. Such Person (a) is (i) duly organized or formed and validly existing and (ii) in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in subsections (a)(i) (other than with respect to Borrower), (a)(ii), (b)(i), or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 2.     Authorization; No Contravention. The execution, delivery and performance by such Person of this Agreement and any other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) except where such conflict, breach or contravention or creation of a Lien may not reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) except where such violation may not reasonably be expected to have a Material Adverse Effect, violate any Law.

SECTION 3.     Binding Effect. This Agreement has been and each other Loan Document to which such Person is a party, when delivered, will have been, duly executed and delivered by such Person. Each of this Agreement and each other Loan Document to which such Person is a party, when so delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity.

SECTION 4.     No Default. No Default or Event of Default has occurred and is continuing.

ARTICLE III

CONDITIONS TO THE AGREEMENT EFFECTIVE DATE

This Agreement shall become effective on the date (the “Agreement Effective Date”) on which each of the following conditions is satisfied or waived:

SECTION 1.     Execution of Counterparts. Administrative Agent shall have received (a) executed counterparts of this Agreement from each of Borrower, the Guarantors, the L/C Issuer, the Swing Line Lender and Administrative Agent and (b) executed Consenting Lender Agreements from Lenders constituting the Required Covenant Lenders and Required Revolving Lenders.

SECTION 2.     Costs and Expenses. To the extent invoiced at least three (3) Business Days prior to the Agreement Effective Date, all of the reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Cahill, Gordon & Reindel LLP and one local counsel in each applicable jurisdiction reasonably deemed necessary by Administrative Agent) incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Agreement shall have been paid.

SECTION 3.     Payment of Fees to Lenders. Borrower shall have paid to Administrative Agent, for the account of each Lender under the Existing Credit Agreement that has executed a Consenting Lender Agreement prior to 5:00 p.m., New York City time, on May 7, 2020, a consent fee equal to 0.05% of the outstanding principal amount of such Lender’s Term A Loans and/or Revolving Commitments on the Agreement Effective Date.

SECTION 4.     No Default or Event of Default. Both immediately prior to and immediately after giving effect to this Agreement no Default or Event of Default shall have occurred and be continuing.

SECTION 5.     Certificate of Responsible Officer. Administrative Agent shall have received a certificate from a Responsible Officer of Borrower, certifying as to Section 4 of this Article III.

ARTICLE IV

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 1.     Reaffirmation. Each of the Loan Parties party hereto (a) acknowledges and agrees that all of such Loan Party’s obligations under the Collateral Documents and the other Loan Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Agreement, (b) reaffirms each Lien and security interest granted by it to the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations and the Guarantees of the Obligations made by it pursuant to the Existing Credit Agreement and (c) acknowledges and agrees that the grants of Liens and security interests by and the Guarantees of the Loan Parties contained in the Existing Credit Agreement and the Collateral Documents are, and shall remain, in full force and effect after giving effect to this Agreement and the transactions contemplated hereby and thereby.

ARTICLE V

MISCELLANEOUS

SECTION 1.     Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of Borrower and Administrative Agent (acting at the direction of such Lenders as may be required under Section 10.01 of the Credit Agreement).

SECTION 2.     Entire Agreement. This Agreement, the other Loan Documents and the Consenting Lender Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 3.     Governing Law; Jurisdiction; Etc.; Waiver of Right to Trial by Jury; Confidentiality; No Advisory or Fiduciary Responsibility. Each party hereto agrees that Sections 10.17 (Governing Law; Jurisdiction; Etc.), 10.18 (Waiver of Right to Trial by Jury), 10.08 (Confidentiality) and 10.27 (No Advisory or Fiduciary Responsibility) of the Credit Agreement shall apply to this Agreement mutatis mutandis.

SECTION 4.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

SECTION 5.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including portable document format (“.pdf”) or similar format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Consenting Lender Agreements) shall be deemed to include electronic signatures and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Administrative Agent pursuant to procedures approved by it (it being understood and agreed that documents signed manually but delivered in “.pdf” or “.tif” format (or other similar formats specified by Administrative Agent) shall not constitute electronic signatures).

SECTION 6.     Loan Document. This Agreement shall constitute a “Loan Document” as defined in the Credit Agreement.

SECTION 7.     No Novation. The parties hereto expressly acknowledge that it is not their intention that this Agreement or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the Loan Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Agreement), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of the Agreement Effective Date, with effect from and after the Effective Date, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Credit Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BOYD GAMING CORPORATION,
a Nevada corporation

By:    /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Executive Vice President, Treasurer and

              Chief Financial Officer

GUARANTORS:

BELLE OF ORLEANS, L.L.C.,
a Louisiana limited liability company

By:     /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

BLUE CHIP CASINO, LLC,
an Indiana limited liability company

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

BOYD ACQUISITION, LLC,
a Delaware limited liability company

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Senior Vice President and Treasurer

BOYD ACQUISITION I, LLC,
a Delaware limited liability company

By:           /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Senior Vice President and Treasurer

BOYD ACQUISITION II, LLC,
a Delaware limited liability company

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Senior Vice President and Treasurer

BOYD ATLANTIC CITY, INC.,
a New Jersey corporation

By:       /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Vice President and Treasurer

BOYD BILOXI, LLC,
a Mississippi limited liability company

By:       /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

BOYD LOUISIANA RACING, L.L.C.,
a Louisiana limited liability company

By:        /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

BOYD RACING, L.L.C.,
a Louisiana limited liability company

By:         /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

BOYD TUNICA, INC.,
a Mississippi corporation

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

CALIFORNIA HOTEL AND CASINO,
a Nevada corporation

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

CALIFORNIA HOTEL FINANCE CORPORATION,
a Nevada corporation

By:         /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

COAST CASINOS, INC.,
a Nevada corporation

By:         /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

COAST HOTELS AND CASINOS, INC.,
a Nevada corporation

By:             /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

DIAMOND JO, LLC,
a Delaware limited liability company

By:            /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

DIAMOND JO WORTH, LLC,
a Delaware limited liability company

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

KANSAS STAR CASINO, LLC,
a Kansas limited liability company

By:        /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

M.S.W., INC.,
a Nevada corporation

By:          /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

PAR-A-DICE GAMING CORPORATION,
an Illinois corporation

By:             /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

PENINSULA GAMING, LLC,
a Delaware limited liability company

By:           /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.,
a Louisiana limited liability company

By:           /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

SAM-WILL, INC.,
a Nevada corporation

By:         /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

THE OLD EVANGELINE DOWNS, L.L.C.,
a Louisiana limited liability company

By:       /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Chief Financial Officer,

              Senior Vice President and Treasurer

TREASURE CHEST CASINO, L.L.C.,
a Louisiana limited liability company

By:             /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Treasurer

ALIANTE GAMING, LLC,
a Nevada limited liability company

By: ALST Casino Holdco LLC

its managing member

By:             /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Executive Vice President and Treasurer

ALST CASINO HOLDCO LLC,
a Delaware limited liability company

By:           /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Executive Vice President / Treasurer

NEVADA PALACE, LLC,
a Nevada limited liability company

By:           /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Executive Vice President and Treasurer

THE CANNERY HOTEL AND CASINO, LLC,
a Nevada limited liability company

By:            /s/ Josh Hirsberg

Name:     Josh Hirsberg
Title:     Executive Vice President and Treasurer

Consented to and Acknowledged by:

BANK OF AMERICA, N.A.

as Administrative Agent, a Lender and L/C Issuer

By:       /s/ Brandon Bolio

Name: Brandon Bolio
Title: Director

Consented to and Acknowledged by:

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender and Swing Line Lender

By:        /s/ Donald Schubert

Name:  DONALD SCHUBERT
Title:  MANAGING DIRECTOR

SCHEDULE I

COVENANT RELIEF PERIOD CONDITIONS

(a)     The Borrower shall not permit the sum of (i) the sum of (x) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries free and clear of all Liens other than Permitted Liens, plus (y) cash and Cash Equivalents of Borrower and its Restricted Subsidiaries that are restricted in favor of the Obligations (which may include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), plus (ii) the amount by which the Aggregate Revolving Commitments exceed the sum of (x) the Outstanding Amount of Revolving Loans, (y) the Outstanding Amount of Swing Line Loans and (z) the Outstanding Amount of L/C Obligations (the “Borrower’s Liquidity), at any time during the Initial Covenant Relief Period to be less than $250,000,000.

(b)     During the Initial Covenant Relief Period, the Borrower shall furnish to the Administrative Agent (which will promptly furnish such certificate to the Covenant Lenders) (commencing with the calendar month ending May 31, 2020 and ending with (i) the calendar month ending July 31, 2021 or (ii) if the Initial Covenant Relief Period terminates in accordance with clauses (ii) or (iii) of the definition thereof prior to June 30, 2021, the last calendar month ending before the Initial Covenant Relief Period Termination Date) a certificate of a Responsible Officer of the Borrower (each, a “Minimum Liquidity Certificate”) setting forth in reasonable detail the computations necessary (as determined in good faith by the Borrower) to determine whether the Borrower and the Restricted Subsidiaries are in compliance with clause (a) of this Schedule I as of the end of each such calendar month within five (5) Business Days after the last day of each such calendar month; provided that if during any week during such period the Borrower’s Liquidity is less than $400,000,000, the Borrower shall furnish to the Administrative Agent (which will promptly furnish such certificate to the Covenant Lenders) a Minimum Liquidity Certificate as of the Friday of such week (and each succeeding week until the Borrower’s Liquidity as certified in any Minimum Liquidity Certificate delivered pursuant to this clause (b) is greater than or equal to $400,000,000) no later than Wednesday of the following week.

(c)     During the Covenant Relief Period, the Borrower shall not incur, or permit any Restricted Subsidiary to incur, any Incremental Equivalent Debt, Incremental Term Loan Commitment, Increased Term Loan Commitment or Increased Revolving Commitment, in each case, in reliance on the Incremental Loan Amount, in an aggregate amount at any time outstanding in excess of the sum of (i) $650,000,000 plus (ii) in the case of any such Indebtedness that is secured by a junior lien or is unsecured, an additional amount equal to the sum of (A) $350,000,000 plus (B) any additional amount if, after giving effect thereto, the First Lien Leverage Ratio would not exceed 2.70 to 1.00 on a Pro Forma Basis (the “Incremental Threshold”) (with the Incremental Loan Amount to be determined as if any Incremental Equivalent Debt is secured by Liens on a pari passu basis with the Liens securing the Secured Obligations even if such Incremental Equivalent Debt is unsecured or secured on a junior basis to the Liens securing the Secured Obligations and without netting any cash proceeds from the incurrence of such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt and calculated as though any such Increased Revolving Commitment, Increased Term Loan Commitment, Incremental Term Facility or Incremental Equivalent Debt were fully drawn). In connection with any incurrence of Indebtedness in reliance on the foregoing, the Borrower may elect which of subsections (i), (ii)(A) and/or (ii)(B) above it has opted to rely upon to incur such Indebtedness and Borrower shall notify Administrative Agent of such election. For the avoidance of doubt, Section 1.08(d) of the Credit Agreement shall apply with respect to this paragraph.

(d)     During the Covenant Relief Period, the Borrower shall, and shall cause its Restricted Subsidiaries to prepay Loans pursuant to Section 2.05(e) of the Credit Agreement if the amount of Net Cash Proceeds the Borrower is required to use to prepay Loans pursuant to such subsection (e) is equal to or greater than $25,000,000 (rather than $50,000,000) (and at such time, the Borrower shall prepay the Loans using all such Net Cash Proceeds).

(e)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur, Liens under Section 7.01(v) of the Credit Agreement securing obligations in an amount in excess of $25,000,000 at any one time outstanding during the Covenant Relief Period.

(f)     The Borrower shall not make, or permit any Restricted Subsidiary to make, any Permitted Acquisition under Section 7.02(i) during the Initial Covenant Relief Period.

(g)     The Borrower shall not make, or permit any Restricted Subsidiary to make, any Investments pursuant to Sections 7.02(j)(i)(y), 7.02(j)(i)(z) or 7.02(k) of the Credit Agreement during the Covenant Relief Period.

(h)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur any Indebtedness under Section 7.03(g) of the Credit Agreement during the Covenant Relief Period.

(i)     The Borrower shall not incur, or permit any Restricted Subsidiary to incur any Indebtedness under Section 7.03(k) of the Credit Agreement in excess of $50,000,000 in the aggregate at any one time outstanding during the Covenant Relief Period.

(j)     The Borrower shall not make, or permit any Restricted Subsidiary to make, Dispositions pursuant to Section 7.05(l) of the Credit Agreement of property having a fair market value in excess $5,000,000 in any single transaction or series of related transactions during the Covenant Relief Period.

(k)     The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payments pursuant to Sections 7.06(f) and 7.06(g) of the Credit Agreement during the Covenant Relief Period.

(l)     The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, any Junior Prepayments pursuant to Sections 7.12(h) and 7.12(i) of the Credit Agreement during the Covenant Relief Period.

ANNEX I

LENDER AGREEMENT – CONSENTING LENDERS

Reference is hereby made to Amendment No. 3, dated as of May 8, 2020 (the “Amendment”; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amendment), by and among Boyd Gaming Corporation, a Nevada corporation, the Guarantors, Bank of America, N.A., as Administrative Agent under the Credit Agreement and the Lenders party thereto. This Consenting Lender Agreement forms a part of the Amendment, the signature page hereto constitutes a signature page to the Amendment, and the undersigned, by its signature hereto (and any permitted successor, participant or assignee thereof), constitutes a party to the Amendment as if such Person executed and delivered a counterpart thereof.

By its signature below, the undersigned hereby (a) consents and agrees to the terms and conditions of the Amendment, (b) authorizes Administrative Agent to execute the Amendment and to execute any other amendments, modifications, supplements, instruments or agreements entered into in accordance with Section 3 of Article I of the Amendment, (c) represents that it is a Lender under the Existing Credit Agreement and (d) agrees that it shall be a party to the Amendment.

The undersigned hereby agrees that this Consenting Lender Agreement shall be binding upon the undersigned and each of its successors and any participants and assigns of its Loans or Commitments (it being understood that any such participation or assignment shall be made in accordance with Section 10.07 of the Credit Agreement), and may not be revoked or withdrawn. The undersigned agrees that it shall notify any potential successor or any participant or assignee of any of its Loans or Commitments of the effectiveness of this Consenting Lender Agreement prior to consummating any such transfer, assignment or participation. This Consenting Lender Agreement shall be irrevocable and remain in full force and effect until the Agreement Effective Date shall have occurred.

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I. Election (Check Any That Apply):

A.REVOLVING LENDER: By checking the box to the right, the undersigned Lender confirms that it is a Revolving Lender.	□
B.TERM A LENDER: By checking the box to the right, the undersigned Lender confirms that it is a Term A Lender.	□

II. Signature:

Name of Institution: ____________________________________________________

By:
Name:
Title:
For any institution requiring a second signature line:
By:
Name:
Title: